REAMENDED AND RESTATED BYLAWS OF XFONE, INC.
DATED NOVEMBER 18, 2010
A Nevada Corporation

ARTICLE 1 - OFFICES

1.1 Resident Agent and Registered or Statutory Office. The current Resident Agent for Xfone, Inc. (the "Corporation") is InCorp Services, Inc. The registered or statutory office of the Corporation in the State of Nevada is currently located in Henderson. The Board of Directors of the Corporation (the "Board of Directors") may change the Resident Agent of the Corporation and/or the registered or statutory office of the Corporation from time to time as it, in its sole discretion, may deem proper.

1.2 Other Places of Business. Branch or subordinate offices or places of business may be established at any time by the Board of Directors at any place or places where the Corporation, or any of its subsidiaries, is qualified to do business, or as the business of the Corporation or any of its subsidiaries requires.

ARTICLE 2 - SHAREHOLDERS

2.1 Annual Meeting and Notice of Annual Meeting. An annual meeting of shareholders shall be held each calendar year for the election and/or re-election of directors and for the transaction of any other business that may properly come before the meeting. The time, place and purpose(s) of the annual meetings of shareholders shall be designated by the Board of Directors. An annual meeting of shareholders shall be held upon not less than ten (10), nor more than sixty (60) days written or electronic notice of the annual meeting. The notice shall state the time, place and purpose(s) for which the meeting is called, and the means of electronic communications, if any, by which shareholders and proxies shall be deemed to be present in person and vote at the meeting. The notice shall be delivered either personally, by mail or (if consented to by the shareholder pursuant to NRS §78.370(8), as amended from time to time) by electronic transmission, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited by the Corporation or its agent in the mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage on it prepaid. If delivered by electronic transmission, such notice shall be deemed to be given when delivered pursuant to the requirements of NRS §78.370(9), as amended from time to time.

2.2 Special Meeting and Notice of Special Meeting. A special meeting of shareholders may be called for any purpose (except for the election or re-election of directors) only by the Chairman of the Board of Directors (the "Chairman"), the President of the Corporation (the "President") or the majority of the entire Board of Directors. The time, place and purpose(s) of the special meeting of shareholders shall be designated by the Board of Directors. A special meeting of shareholders shall be held upon not less than ten (10), nor more than sixty (60) days written or electronic notice of the special meeting. The notice shall state the time, place and purpose(s) for which the meeting is called, and the means of electronic communications, if any, by which shareholders and proxies shall be deemed to be present in person and vote at the meeting. The notice shall be delivered either personally, by mail or (if consented to by the shareholder pursuant to NRS §78.370(8), as amended from time to time) by electronic transmission, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited by the Corporation or its agent in the mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage on it prepaid. If delivered by electronic transmission, such notice shall be deemed to be given when delivered pursuant to the requirements of NRS §78.370(9), as amended from time to time.

2.3 Remote Participation at Meetings.  At the sole discretion of the Board of Directors, shareholders may be permitted to participate in a meeting of shareholders remotely by means of telephone, Internet broadcast or other communication device, provided that all persons participating in such meeting can hear each other at the same time. Participation by these means shall constitute presence in person at a meeting.

2.4 Business at Annual and Special Meetings of Shareholders; Nominations at Annual Meetings of Shareholders at which Directors are to be Elected and/or Re-elected

2.4.1                To be properly brought before a meeting of shareholders, business brought before an annual or special meeting of shareholders, and nominations of persons for election to the Board of Directors brought before an annual meeting of shareholders at which directors are to be elected and/or re-elected, must be: (i) specified in the notice of meeting given by or at the direction of the Chairman, the President or the Board of Directors; (ii) otherwise properly brought before such meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before such meeting by a shareholder: (1) that, as of the time of the giving of the notice provided for in these Bylaws and on the record date for the determination of shareholders entitled to vote at the meeting, holds of record stock of the Corporation entitled to vote at the meeting on such business (including any election or re-election of a director) (a "Record Holder"), or holds such stock through a nominee, such as a bank or broker (a "Nominee Holder") and demonstrates to the Corporation such indirect ownership of such stock and such Nominee Holder's entitlement to vote such stock on such business and/or nominations, and (2) who complies with the notice procedures set forth in Article 2.4.2 below (a Record Holder or a Nominee Holder is referred to below as a "Noticing Shareholder").

Clause (iii) of this Article 2.4.1 shall be the exclusive means for a Noticing Shareholder to make director nominations before an annual meeting of shareholders at which directors are to be elected and/or re-elected or submit other business before an annual or special meeting of shareholders (other than proposals brought under Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and included in the Corporation's notice of meeting, which proposals are not governed by these Bylaws).

2.4.2                For business to be properly brought before an annual or special meeting of shareholders, or nominations for election or re-election of a director to be properly brought before an annual meeting of shareholders at which directors are to be elected and/or re-elected, by a Noticing Shareholder, the Noticing Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation (the "Secretary") and such business must otherwise be a proper matter for shareholder action pursuant to these Bylaws and applicable law. To be timely, a notice of a Noticing Shareholder must be received at the principal executive offices of the Corporation not later than sixty (60) days nor earlier than ninety (90) days prior to (a) in the case of a special meeting, the date fixed for such special meeting, and (b) in the case of an annual meeting, the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the next scheduled annual meeting is more than sixty (60) days before or after such anniversary date, the notice by such Noticing Shareholder to be timely must be so received by the Secretary (i) not later than the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Corporation and (ii) not earlier than the ninetieth (90th) day prior to such annual meeting.

Notwithstanding anything herein to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least ninety (90) days prior to the first anniversary of the preceding year's annual meeting, a notice of a Noticing Shareholder required by this Article 2.4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the tenth (10th) day following the day on which the public announcement naming all nominees or specifying the size of the increased Board of Directors is first made by the Corporation. In no event shall the public announcement of an adjournment of a meeting commence a new time period for the giving of a Noticing Shareholder's notice as described above.

2.4.3                A Noticing Shareholder's notice shall set forth as to each matter that the Noticing Shareholder proposes to bring before such meeting (i) as to each person whom the Noticing Shareholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the nominee, (d) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings between the Noticing Shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the Noticing Shareholder, during the past three (3) years, (e) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings between the Corporation and the nominee, during the past three (3) years, (f) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under applicable law with respect to the Corporation and its shareholders, (g) a written statement executed by the nominee agreeing that the nominee will comply, if elected as a director of the Corporation, with all applicable standards of business conduct, corporate governance guidelines and other corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation and, (h) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and Rule 14a-11 (or any successor provision) thereunder (including such person's written consent to be named in the proxy statement as a nominee, if applicable, and to serve as a director if elected); (ii) as to any other business that the Noticing Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before such meeting and the reasons for conducting such business at such meeting ; (iii) as to the Noticing Shareholder itself: (a) the full name and address of such Noticing Shareholder, (b) the full name(s) and address(es) of the beneficial owner(s), if any, on whose behalf such nomination(s) or proposal(s) of business is made, (c) the class and number of shares of the Corporation that are, directly or indirectly, beneficially owned by such Noticing Shareholder and such beneficial owner(s); and (d) any material interest of such Noticing Shareholder and such beneficial owner(s) in such nomination(s) and such business.

2.4.4                Without exception, (i) no person shall be eligible for election or re-election as a director of the Corporation at an annual meeting of shareholders at which directors are to be elected and/or re-elected unless the person is nominated (1) by or at the direction of the Board of Directors or a committee thereof, as applicable, or (2) by a Noticing Shareholder in accordance with the provisions set forth in this Article 2.4, and (ii) no business shall be brought before or conducted at an annual or special meeting of shareholders unless such business was (1) specified in the notice of annual meeting given pursuant to Article 2.1; (2) specified in the notice of special meeting given pursuant to Article 2.2; (3) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (4) otherwise properly brought before the meeting by a Noticing Shareholder in accordance with the provisions set forth in this Article 2.4.

Except as otherwise provided by any applicable law, the chairman of the meeting shall, if the facts so warrant, determine that the nomination(s) or business that a Noticing Shareholder proposes to bring before such meeting was not properly brought before such meeting in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting, and the defective proposal(s) or nomination(s) shall be disregarded.

2.4.5                For purposes of this Article 2.4:

(i) "public announcement" shall mean disclosure in a press release reported by Business Wire, the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act; and

(ii) calculating the number of days elapsed between (A) the date on which a notice is given and (B) (I) the date on which a special meeting is to be held, (II) the date that is the anniversary of an annual meeting, or (III) the date that is the tenth (10th) day following the day on which public announcement of the date of an annual meeting is first made, shall be made inclusive of dates between which such calculation is made.

2.4.6               Notwithstanding the foregoing provisions of this Article 2.4, a Noticing Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article 2.4. Nothing in this Article 2.4 shall be deemed to affect any rights of Noticing Shareholder to request inclusion of proposals in, or the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

2.5 Action Without Meeting. Action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed in person or by proxy by the holders of not less than ninety percent (90%) of the outstanding shares of each voting group entitled to vote on it as if such vote was at a meeting. Such written consent or consents shall be filed in the minute book.

2.6 Quorum. The presence at any meeting (including any adjourned meeting), in person or by proxy, of the holders of shares entitled to cast fifty point one percent (50.1%) of all shares issued and outstanding shall constitute a quorum. At any meeting of shareholders at which a quorum is not present, the holders of, or proxies for, a majority of the stock which is represented at such meeting, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum shall be present or represented. If after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

2.7 Record Date. The record date for all meetings of shareholders shall be as fixed by the Board of Directors; provided, however, that the record date shall not be less than ten (10), nor more than sixty (60) days before the date of the meeting.

2.8 Voting.  Except as otherwise provided by the Articles of Incorporation of the Corporation, as amended from time to time (the "Articles of Incorporation") or these Bylaws, at any meeting of the shareholders each shareholder of record of the Corporation having the right to vote thereat shall be entitled to one (1) vote for each share of stock outstanding in his, her or its name on the books of the Corporation as of the record date and entitling him, her or it to so vote. A shareholder may vote in person, including by remote communication, if applicable, or by proxy, as set forth in Article 2.9 below. A Nominee Holder that wishes to vote at a meeting of shareholders in a manner other than through the nominee holding such Nominee Holder’s stock shall be required to demonstrate his, her or its ownership of the Corporation’s stock and such Nominee Holder's entitlement to vote such stock on any business and/or nomination(s) at such meeting of the shareholders, to the reasonable satisfaction of the Corporation at or before such meeting.

Except as otherwise provided by the laws of the State of Nevada or by the Articles of Incorporation, any action to be taken by a vote of the shareholders, other than the election or re-election of directors, shall be authorized by not less than a majority of the votes cast at a meeting by the shareholders present in person, or by proxy and entitled to vote thereon. Directors shall be elected and re-elected as provided in Article 3.1.3 of these Bylaws.

2.9 Proxies.  Every shareholder entitled to vote for the election and/or re-election of directors or on any other matter shall have the right to do so by one or more agents authorized by a written proxy signed by such shareholder and filed with the Secretary. Proxies may be deposited by electronic transmission duly authorized by the shareholder. A proxy shall be deemed signed if the shareholder's name and signature is placed on the proxy (whether by manual signature, electronic signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. An appointment of proxy is effective when a duly completed and signed proxy is received by the Secretary. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the shareholder executing it, prior to the vote pursuant thereto, by a writing delivered to the Secretary stating that the proxy is revoked, or by a subsequent proxy executed by the shareholder who executed the prior proxy and presented to the meeting before a vote pursuant to the prior proxy is counted, or by such person's attendance at the meeting and voting in person; or (ii) written notice of the death or incapacity of the maker of such proxy is received by the Secretary before the vote pursuant thereto is counted; provided, however, that no such proxy (whether irrevocable or not) shall be valid after the expiration of six (6) months from the date of its creation unless it is coupled with an interest, or another length of time (not exceeding seven (7) years from the date of its creation) is specified in the proxy.

ARTICLE 3 - BOARD OF DIRECTORS

3.1 Number; Term of Office; Vote Required

3.1.1              The authorized number of directors on the Board of Directors shall be not less than two (2), nor more than eight (8).

3.1.2              Directors shall be elected and/or re-elected at the annual meeting of shareholders of the Corporation and each shall serve until the next succeeding annual meeting of shareholders and/or until his or her successor shall have been duly elected and qualified, or until his or her earlier resignation, removal or death; provided, however, that directors re-elected at the annual meeting of shareholders held in 2008 as members of Class A of the Board of Directors shall next stand for re-election at the annual meeting of shareholders to be held in 2011.

3.1.3              Directors shall be elected by a plurality of votes. A separate vote for the election and/or re-election of directors shall be held at each annual meeting for each directorship having nominees for election and/or re-election at such annual meeting.

3.2 Regular Meetings. A regular meeting of the Board of Directors shall be held without notice of the date, time, place or purpose(s) of the meeting, as may be designated from time to time by resolution of the Board of Directors. The Board of Directors, by resolution, may provide for additional regular meetings, which may be held without notice, except to members not present at the time of the adoption of the resolution.

3.3 Special Meetings. A special meeting of the Board of Directors may be called at any time only by the Chairman, the President or by at least two Directors for any purpose. Such meeting shall be held upon not less than twelve (12) hours notice if given orally (either by telephone or in person), or by facsimile or email, or upon not less than ten (10) days notice if given by depositing the notice in the mail, postage prepaid. Such notice shall specify the time place and purpose(s) of the meeting.

3.4 Location of Meetings. Meetings of the Board of Directors may be held at the Corporation's principal executive offices, or at any other location where the Corporation or its subsidiaries are doing business, unless a majority of the Directors agree upon a different location for the meeting.

3.5 Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board of Directors or of the committee. Such consent or consents shall be filed in the minute book.

3.6 Quorum. Fifty percent (50%) of the members of the Board of Directors shall constitute a quorum for the transaction of business by the Board of Directors, and the act of directors holding a majority of the voting power of the directors, participating (including by proxy) at a meeting at which a quorum is present, shall be the act of the Board of Directors. A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.

3.7 Vacancies in Board of Directors. Vacancies in the Board of Directors, whether caused by removal, death, mental or physical incapacitation or any other reason, including vacancies caused by an increase in the authorized number of directors pursuant to an amendment to Article 3.1.1, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors, or by a sole remaining director. Directors appointed as set forth in this Article 3.7 shall hold office until the next succeeding annual meeting of shareholders and/or their respective successors shall have been duly elected and qualified or until their earlier resignation, removal or death.

3.8 Resignation. Any director may resign at any time by delivering his written resignation to the Chairman, such resignation to specify whether it will be effective at a particular time, upon receipt or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so appointed shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified or until his earlier resignation, removal or death.

3.9 Removal. Notwithstanding anything to the contrary herein, any director may be removed by the affirmative vote of not less than ninety percent (90%) of the outstanding shares of common stock of the Corporation then entitled to vote, with or without cause at any time, at a special or an annual meeting, of shareholders, or by a written consent.

3.10 Committees of the Board. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate committee(s), each consisting of one (1) or more Directors. Each committee (including the members thereof) shall serve at the pleasure of the Board of Directors and shall keep minutes of its meetings and report the same to the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee. Alternate members may replace any absent or disqualified member or members at any meeting of a committee. In addition, in the absence or disqualification of a member of a committee, if no alternate member has been designated by the Board of Directors, the member(s) present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member(s) of the Board of Directors to act at the meeting in the place of the absent or disqualified member(s).

Except as limited by the laws of the State of Nevada, each committee, to the extent explicitly provided in the resolution establishing it and/or in the charter governing it, shall have and may exercise all the powers and authority of the Board of Directors.

3.11              Operation of Committees. Each committee shall be governed by a charter. Such charter, including any amendments thereto, shall be adopted and approved by the Board of Directors. A majority of the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of a committee, participating (including by proxy) at a meeting at which a quorum is present, shall be the act of the committee. Subject to any applicable law, the Articles of Incorporation, these Bylaws and its charter, each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.

3.12              Remote Participation at Meetings. Except as otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee thereof, as the case may be, remotely by means of conference telephone, Internet broadcast or similar communication device, provided that all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

ARTICLE 4 - WAIVERS OF NOTICE

4.1 Any notice required by these Bylaws, the Articles of Incorporation or the laws of the State of Nevada may be waived in writing or by electronic means by any person entitled to notice. The waiver or waivers may be executed before, at or after the event with respect to which notice is waived. Each director or shareholder attending a meeting, in person or by proxy, without protesting the lack of proper notice, prior to the conclusion of the meeting, shall be deemed conclusively to have waived such notice.

ARTICLE 5 - OFFICERS

5.1 Election. The Board of Directors shall elect a president, a treasurer (the "Treasurer"), a secretary and such other officers as shall be elected by the Board of Directors. One person may hold two or more offices, and one person may hold the offices of the President and/or Treasurer and/or Secretary at the same time. Appointment or election to a corporate office shall not, of itself, establish or create contract rights.

5.2 Duties and Authority of President. The President shall be the Chief Executive Officer of the Corporation. Subject only to the authority of the Board of Directors, he shall have general charge and supervision over, and responsibility for, the business and affairs of the Corporation and its subsidiaries. Unless otherwise directed by the Board of Directors, all other officers shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the Corporation contracts or other instruments (including checks) in the regular course of business, or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of president of a corporation.

5.3 Duties and Authority of Vice-President. The Vice President shall perform such duties and have such authority as from time to time may be delegated to him by the President or by the Board of Directors. In the event of the absence, death, inability or refusal to act by the President, the Vice President shall perform the duties and be vested with the authority of the President.

5.4 Duties and Authority of Treasurer. The Treasurer shall be the Chief Financial Officer and Principal Accounting Officer of the Corporation. The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The Treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the President or the Board of Directors.

5.5 Duties and Authority of Secretary. The Secretary shall cause notices of all meetings to be served as prescribed in these Bylaws and shall keep, or cause to be kept, the minutes of all meetings of the shareholders and the Board of Directors. The Secretary shall perform such other duties and possess such other powers as are prescribed in these Bylaws and/or incident to that office or as are assigned by the President or the Board of Directors.

5.6 Removal of Officers. The Board of Directors may remove any officer of the Corporation if such action, in the judgment of the Board of Directors, is in the best interest of the Corporation.

5.7 Vacancies in Offices. The Board of Directors, in its absolute discretion, may fill all vacancies in offices, regardless of the cause of such vacancies, for the remainder of the terms of the offices.

5.8 Resignations.  Any officer of the Corporation may, subject to any existing contractual obligations to the Corporation, resign at any time by giving written notice of his or her resignation to the Board of Directors or to the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

ARTICLE 6 - AMENDMENTS TO AND EFFECT OF BYLAWS

6.1 Force and Effect of Bylaws. These Bylaws are subject to the laws of the State of Nevada, as may be amended from time to time, and the Articles of Incorporation.

6.2 Amendments to Bylaws. These Bylaws may be altered, amended or repealed only by the Board of Directors; provided, however, that Articles 2.2, 2.4, 2.5, 2.6, 3.1, 3.6, 3.9 and this Article 6.2 may be altered, amended or repealed only by the affirmative vote of not less than eighty percent (80%) of the Board of Directors.

ARTICLE 7 - INDEMNIFICATION

7.1. The Corporation shall, subject to the laws of the State of Nevada, indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to the Corporation if it is determined by the Board of Directors that such person acted in good faith and in a manner which he reasonably believed was in the best interest of the Corporation.

ARTICLE 8 - GENERAL PROVISIONS

8.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each calendar year.

8.2 Use of Electronic Mail.        Any consent to, request for, or approval of any corporate action and any notice or waiver of notice and any demand or request by a shareholder, proxy holder, or director which is required or permitted to be made in writing will be deemed to be made in writing if it is transmitted to the Corporation over an electronic mail system to the electronic mail address, as designated from time to time, of the Secretary, and received at that address by the Secretary, provided that such electronic mail transmission must either set forth or be submitted with information from which it can be determined (a) that the electronic mail transmission was authorized by the shareholder, proxy holder or director and (b) the date and time on which such shareholder, proxy holder, or director transmitted such electronic mail transmission.

8.3 Certificates of Stock; Uncertificated Shares.

8.3.1              Certificates. Shares of the capital stock of the Corporation may be certificated or uncertificated, as required by applicable law. Each shareholder, upon written request to the transfer agent of the Corporation (the "Transfer Agent"), shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Corporation. Such certificate shall be signed in the name of the Corporation by the Chairman and/or the President and/or the Secretary. The Corporation seal and the signatures by Corporation officers may be facsimiles if the certificate is manually countersigned by an authorized person on behalf of the Transfer Agent other than the Corporation. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

8.3.2              Transfers.  Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation, if such shares are certificated, by the surrender to the Corporation or the Transfer Agent of the certificate therefore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed; or upon proper instructions from the holder of uncertificated shares; and in each case with such proof of the authenticity of signature as the Corporation or the Transfer Agent may reasonably require.

8.3.3              Record Holders. Except as may otherwise be required by any applicable law, by the Articles of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until such stock has been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

8.3.4              Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms and in return for such fees as the Transfer Agent may prescribe, provided, however, that if such shares have ceased to be certificated, a new certificate shall be issued only upon written request to the Transfer Agent.

November 18, 2010

/s/ Alon Reisser
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Secretary

Certificate of Secretary

THIS IS TO CERTIFY that I am the duly elected and qualified Secretary of Xfone, Inc. as of the date hereof. The foregoing Bylaws, constituting a true original copy were duly adopted as the Bylaws of said Corporation on this date. Said Bylaws have not been modified or rescinded and at the date of this Certificate are in full force and effect.

In Witness Whereof, I have hereunto set my hand on this day November 18, 2010

/s/ Alon Reisser
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Secretary